                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                        UnionFed Financial Corporation
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                        UnionFed Financial Corporation
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________
- - --------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:_________________________________________________

    (2) Form, Schedule or Registration Statement No.:___________________________

    (3) Filing Party:___________________________________________________________

    (4) Date Filed:_____________________________________________________________

Notes:

                        UNIONFED FINANCIAL CORPORATION
                             330 EAST LAMBERT ROAD
                            BREA, CALIFORNIA  92621

                                                                October 21, 1994



Dear Fellow Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of UnionFed Financial Corporation ("UnionFed"), which will be held in the Middle Nile Ballroom, Embassy Suites Hotel, 900 East Birch Street, Brea, California 92621 at 10:00 a.m., California time, on November 16, 1994.

         As described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, stockholders will be asked to vote on the election of three of the directors for UnionFed.

         I URGE YOU TO VOTE YOUR PROXY AS SOON AS POSSIBLE. Your vote is very important, regardless of the number of shares you own. Please mark, sign and date each proxy card you receive and return it in the postage-paid envelope provided, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.


     PLEASE VOTE TODAY.



                                    Sincerely,


                                    /s/ DAVID S. ENGELMAN

                                    David S. Engelman
                                    Chairman of the Board,
                                    President and Chief Executive Officer

- - -------------------------------------------------------------------------------

  IF YOUR UNIONFED SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM OR NOMINEE, ONLY THEY CAN EXECUTE A PROXY ON YOUR BEHALF. TO ENSURE THAT YOUR SHARES ARE VOTED, PLEASE TELEPHONE THE INDIVIDUAL RESPONSIBLE FOR YOUR ACCOUNT TODAY AND OBTAIN INSTRUCTIONS ON HOW TO DIRECT HIM OR HER TO EXECUTE A PROXY.

  IF YOU HAVE ANY QUESTIONS CONCERNING THIS PROXY STATEMENT OR THE ACCOMPANYING PROXY OR IF YOU NEED ANY HELP IN VOTING YOUR STOCK, PLEASE TELEPHONE D.F. KING & CO., INC., COLLECT, AT (212) 269-5550 TODAY.

- - -------------------------------------------------------------------------------

                         UNIONFED FINANCIAL CORPORATION
                             330 EAST LAMBERT ROAD
                            BREA, CALIFORNIA  92621
                                 (714) 255-8100

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 16, 1994

                                   ----------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of UnionFed Financial Corporation ("UnionFed"), will be held in the Middle Nile Ballroom, Embassy Suites Hotel, 900 East Birch Street, Brea, California 92621 on November 16, 1994, at 10:00 a.m., California time, for the following purposes:

          1. To elect three directors for terms of three years each.

          2. To transact such other business as may properly come before the Annual Meeting or any adjournment and postponement thereof and may properly be voted upon.

         The Board of Directors has selected October 19, 1994, as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.


                                    By Order of the Board of Directors


                                    /s/ RONALD M. GRIFFITH

                                    Ronald M. Griffith
                                    Corporate Secretary

Brea, California
October 21, 1994

                         UNIONFED FINANCIAL CORPORATION
                             330 EAST LAMBERT ROAD
                            BREA, CALIFORNIA  92621
                                 (714) 255-8100

                         ------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                         ------------------------------

              INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of UnionFed Financial Corporation, a Delaware corporation ("UnionFed" or the "Company"), for use at the Annual Meeting of Stockholders to be held on November 16, 1994 (the "Annual Meeting"), and at any meetings held upon adjournment and postponement thereof. The mailing date of this Proxy Statement and the accompanying form of proxy will be on or about October 21, 1994.

         The Board of Directors of UnionFed has selected October 19, 1994 as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. UnionFed had a total of 27,201,993 shares of common stock, par value $.01 per share ("Common Stock"), outstanding at that date. Stockholders will be entitled to one vote for each share of Common Stock held by them of record at the close of business on the record date on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting. The holders of a majority of the shares of Common Stock outstanding on the record date and entitled to be voted at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments and postponements thereof. In all matters other than the election of directors, the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

         All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, proxies received will be voted in favor of the election of the three director nominees named in this Proxy Statement. The Board of Directors does not know of any other business to be presented for action at the Annual Meeting. If any other business is properly presented at the Annual Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the discretion of the proxy holders named in such proxies. A stockholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by giving written notice of such revocation to the Corporate Secretary of UnionFed (which notice may be given by the filing of a duly executed proxy bearing a later date) or by attending the Annual Meeting and voting in person.

         The costs of this proxy solicitation will be paid by UnionFed. UnionFed has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $3,500 and reimbursement of certain expenses. To the extent necessary, proxies may also be solicited by personnel of UnionFed or Union Federal Bank, a federal savings bank (the "Bank"), in person, by telephone, or through other forms of communication. UnionFed and the Bank personnel who participate in this solicitation will not receive any additional compensation for such solicitation. UnionFed will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred in doing so.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The information set forth below is based upon filings known by UnionFed to have been made with the Securities and Exchange Commission. Except as set forth below, as of September 15, 1994, no person was known to UnionFed to have owned beneficially more than 5% of the outstanding shares of Common Stock. The number of shares beneficially owned is deemed to include shares of Common Stock in which the persons named have or share either investment or voting power. On September 15, 1994, there were 27,201,993 shares of Common Stock outstanding.


                                                 NUMBER OF SHARES                PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)         BENEFICIALLY OWNED                OF CLASS
- - ------------------------------------            ------------------               ---------
Morgan Stanley International                         2,138,301                     7.86% (3)
(Asset Management Division)
25 Cabot Square
Canary Wharf, London E14 4QA

EQSF Advisors Inc. and Martin J. Whitman             1,914,858 (2)                 7.04%
Third Avenue Value Fund, Inc.
767 Third Avenue
New York, New York  10022

Morgan Stanley Asset Management, Ltd.                1,774,422                     6.52% (3)
25 Cabot Square
Canary Wharf, London  E14  4QA

First Pacific Advisors, Inc.                         1,372,900 (2)                 5.05% (3)
11400 West Olympic Boulevard
Suite 1200
Los Angeles, California 90064

- - ------------------
(1) Each of the beneficial owners listed in the table is a registered investment advisor under the Investment Advisors Act of 1940, as amended.

(2) Does not include warrants issued as part of UnionFed's recapitalization which entitle the holders to purchase Common Stock at $2.33 per share during the five years after the September 28, 1993 issue date. Third Avenue Value Fund, Inc. and accounts for which First Pacific Advisors, Inc. provides investment advisory services received warrants to purchase an additional 571,429 shares and 200,000 shares, respectively. The exercise of such warrants during the three year period following the issue date is restricted to the extent that UnionFed determines that such exercise could reasonably be expected to result in an "ownership" change under Section 382 of the Internal Revenue Code and the regulations promulgated thereunder.

(3) To the best knowledge of UnionFed, none of the accounts for which such entity provides investment advisory services individually holds 5% or more of the outstanding shares of Common Stock of UnionFed.



                       SECURITY OWNERSHIP OF MANAGEMENT

       The following table sets forth, as of September 15, 1994, information concerning the beneficial ownership of shares of Common Stock by each director or director nominee of UnionFed, by each of the executive officers named in the Summary Compensation Table set forth herein and by all directors, director nominees and executive officers of UnionFed as a group. Unless otherwise indicated, each person listed below has sole investment and voting power with respect to the shares indicated, subject to applicable community property laws.

                                                                    NUMBER OF SHARES      PERCENTAGE
   NAME OF BENEFICIAL OWNER                                        BENEFICIALLY OWNED      OF CLASS
   ------------------------                                        ------------------     ----------
   Donald L. Criswell............................................        58,283                 *
   William T. Donovan............................................        85,715(1)              *
   David S. Engelman.............................................       126,800                 *
   J. David Kall.................................................        95,000(2)              *
   Thomas P. Kemp................................................        11,453                 *
   Wm. S. Martin, Jr.............................................         8,678                 *
   David J. Primuth..............................................        60,000                 *
   Dale A. Welke.................................................         3,007                 *
   John R. Wise..................................................        11,428(3)              *
   Ralph E. Lautmann.............................................             0                 *
   Edward L. Pollard(4)..........................................        58,000                 *
   Ronald M. Griffith............................................        25,595                 *
   Stephen J. Austin.............................................        34,285                 *
   All directors and executive officers as a group (18 persons)..       590,816(1)           2.17%

- - ---------------
     * Less than 1% of outstanding Common Stock at September 15, 1994.

(1) Includes warrants issued as part of UnionFed's recapitalization to purchase 28,572 shares of Common Stock at $2.33 per share during the five years after the September 28, 1993 issue date. The exercise of such warrants during the three year period following the issue date is restricted to the extent that UnionFed determines that such exercise could reasonably be expected to result in an "ownership" change under
       Section 382 of the Internal Revenue Code and the regulations promulgated thereunder.

(2)    Held with spouse as trustees of the Kall Family Trust.

(3) All such shares are held indirectly by Mr. Wise. The shares are in the name of Oakmont Mortgage Company, of which Mr. Wise is the Chairman of the Board, Chief Executive Officer and 41% shareholder.

(4) Edward L. Pollard resigned as the Senior Vice President, Mortgage Banking Division, on August 4, 1994.

                             ELECTION OF DIRECTORS

        UnionFed's Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class are elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors being elected each year. The number of directors currently authorized was increased from seven to nine effective October 1, 1993, following the recapitalization of UnionFed. Three directors are to be elected at the Annual Meeting for three-year terms expiring in 1997. The Board of Directors' nominees are Donald L. Criswell, William T. Donovan and J. David Kall. Pursuant to the Certificate of Incorporation and the Bylaws, stockholders may not cumulate votes in the election of directors.

        The nominees for election as directors at the Annual Meeting set forth in the table below are all incumbent directors. Each of the nominees has consented to serve as a director if elected. Unless authority to vote for any directors is withheld in a proxy, it is intended that each proxy will be voted FOR such nominees. In the event that any of the nominees for director should before the Annual Meeting become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted by the proxy holders for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. To the best of the Company's knowledge, all the nominees will be available to serve.

        The following table sets forth certain information concerning (i) the three nominees standing for election to the Board of Directors at the Annual Meeting and (ii) all other directors whose terms as directors will continue after the Annual Meeting.


                                      POSITION(S)                       YEAR IN
                                       CURRENTLY          DIRECTOR    WHICH TERM
NAME                         AGE   HELD WITH UNIONFED     SINCE(1)    WILL EXPIRE
- - ----                         ---  --------------------   -----------  -----------
NOMINEES FOR ELECTION
Donald L. Criswell            60  Director                  1983            1997
William T. Donovan            42  Director                  1993            1997
J. David Kall                 59  Director                  1993            1997

CONTINUING DIRECTORS
Thomas P. Kemp                64  Director                  1991            1995
Wm. S. Martin, Jr.            69  Director                  1958            1995
David J. Primuth              56  Director                  1993            1995

David S. Engelman             57  Director, Chairman        1991            1996
                                  of the Board,
                                  President and Chief
                                  Executive Officer
Dale A. Welke                 56  Director                  1990            1996
John R. Wise                  54  Director                  1991            1996


- - ---------------
 (1) The date given is the date such director became a director of the Bank or UnionFed. UnionFed was organized on September 18, 1986 and became the holding company for the Bank effective June 25, 1987.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS ELECTION OF EACH OF THE ABOVE NOMINEES.

INFORMATION CONCERNING NOMINEES AND DIRECTORS

        Donald L. Criswell is a certified public accountant and an independent accounting consultant. Prior thereto, from 1974 through 1982, Mr. Criswell was a partner in the accounting firm of Grant Thornton, UnionFed's independent auditors prior to the selection of KPMG Peat Marwick. Mr. Criswell became a director of UnionFed upon its formation in 1986 and has served as a director of the Bank since 1983. He is a member of the Executive Committee and is the Chair of both the Supplemental Retirement Plan Committee and the Executive Compensation and Stock Option Committee.

        William T. Donovan is Executive Vice President and Chief Financial Officer of Christiana Companies, Inc., an investment holding company, which he joined in April 1990 as a Vice President. He also serves as a member of Christiana's board of directors. Mr. Donovan is also a member of the board of directors of Prideco, Inc. Effective February 1980, Mr. Donovan became a partner of Lubar & Co., a private investment and venture capital firm. Mr. Donovan was appointed as a director of UnionFed effective October 1, 1993 to fill a Board seat vacancy and is a member of the Audit Committee.

        J. David Kall is a private investor who was also appointed as a director of UnionFed effective October 1, 1993 to fill a Board seat vacancy and is a member of the Audit Committee. In 1975, he founded Kall & Co., Inc., a discount brokerage firm which was sold to Spear Financial Services in 1986. He served as President and Chief Operating Officer of Spear Securities until his retirement in 1987.

        Thomas P. Kemp is Co-Chairman of the United States Committee to Assist Russian Reform. He is the retired Chief Executive Officer of the Coca-Cola Bottling Company of Los Angeles. From 1989 to 1990 he served as a director of Financial Corporation of Santa Barbara and its subsidiary, Santa Barbara Savings and Loan Association. From 1984 to 1988 he served as a director of Financial Corporation of America and its subsidiary, American Savings and Loan Association. Mr. Kemp is a member of UnionFed's Supplemental Retirement Plan Committee and Executive Compensation and Stock Option Committee and has served as a director of UnionFed and the Bank since 1991. Mr. Kemp is presently a director of Pimco Commercial Mortgage Security Trust, Inc. and a trustee for mutual funds advised by Pacific Investment Management Corp. Mr. Kemp is also a member of the board of directors of Hydro-Mill.

        Wm. S. Martin, Jr. has served as a director of UnionFed since its organization in September 1986 and as a director of the Bank since 1958. He is also a member of UnionFed's Executive Committee. Mr. Martin served as Chairman of the Board and Chief Executive Officer of UnionFed and the Bank until his retirement on June 30, 1990. Mr. Martin is presently a director of Watson Land Company.

        David J. Primuth has been the Chairman of the Board of JWP Pacific International, Inc. since 1988 and also served as the Chairman of the Board and Chief Executive Officer of JWP West from 1988 to 1991. JWP Pacific International, Inc. is an electrical/mechanical contracting company listed on the New York Stock Exchange. Mr. Primuth was appointed as a director of UnionFed effective October 1, 1993 to fill a Board seat vacancy and is a member of the Audit Committee.

        David S. Engelman became the Chairman of the Board, President and Chief Executive Officer of UnionFed and the Bank in April 1991. He also serves as the Chair of UnionFed's Executive Committee. From October 1989 to March 1991, Mr. Engelman was a consultant to Portland General Corporation, a diversified holding company, which includes ownership of Portland General Electric Co., and from April 1988 to May 1989 he served as a consultant to Weyerhaeuser Financial Services, Inc. In addition, Mr. Engelman was formerly a director and Chair of the Executive Committee of Commercial Federal Bank in Omaha, Nebraska. Mr. Engelman is presently a director of MGIC Investment Corporation and Mortgage Guaranty Insurance Corporation.

        Dale A. Welke has been a partner in the law firm of Adams, Duque, and Hazeltine since July 1970 and is currently a member of their Executive Committee and Compensation Committee. Mr. Welke became a director of UnionFed and the Bank in 1990 and is a member of UnionFed's Supplemental Retirement Plan Committee and the Executive Compensation and Stock Option Committee.

        John R. Wise has served as a director of UnionFed and the Bank since 1991. He has been the Chairman of the Board and Chief Executive Officer of Oakmont Mortgage Company since 1989. Prior thereto, he was the President and Chief Executive Officer of Weyerhauser Mortgage Company for over 10 years. Mr. Wise is also the Chair of UnionFed's Audit Committee.


INFORMATION REGARDING THE BOARD OF DIRECTORS


        COMMITTEES AND MEETINGS

        During the fiscal year ended June 30, 1994, there were 8 meetings of the Board of Directors. While a director, each of the current board members attended at least 75% of the aggregate of (i) the meetings of the Board and
 (ii) the meetings of the committees of the Board on which such directors served.

        The Executive Committee of the Board of Directors, which met 12 times in fiscal 1994, implements the operating policy of UnionFed and is authorized to exercise the powers of the Board of Directors between regular meetings. Messrs. Engelman (Chair), Criswell and Martin are the current members of the Executive Committee.

        The Audit Committee of the Board of Directors, which met 6 times in fiscal 1994, recommends to the Board of Directors its choice of independent auditors to perform audit and nonaudit services, reviews the scope and results of such services, reviews the systems of internal control and audit with management and UnionFed's independent auditors and monitors adherence in accounting and financial reporting to generally accepted accounting principles. Messrs. Wise (Chair), Donovan, Kall and Primuth are the current voting members of the Audit Committee.

        The Executive Compensation and Stock Option Committee (the "Compensation Committee") of the Board of Directors, formerly known as the Stock Option Committee, which met 7 times in fiscal 1994, is responsible for making all executive compensation and stock option determinations. The Compensation Committee makes recommendations to the Board of Directors concerning compensation of the executive officers of UnionFed and the Bank. Messrs. Criswell (Chair), Kemp and Welke are the current voting members of the Compensation Committee.

        The Board of Directors selects nominees for election as directors. UnionFed does not have a standing nominating committee. To be eligible for appointment, election or re-election to the Board, a prospective Board member (including incumbent directors) must not have reached his or her 68th birthday. In accordance with UnionFed's Bylaws, stockholder nominations for election of directors may be voted on at an annual meeting only if such nominations are made pursuant to a written notice delivered to, or mailed and received at, the principal executive offices of UnionFed not less than 60 days nor more than 90 days prior to the scheduled date for the meeting, regardless of any postponements or adjournments of the meeting to a later date. Such notice must contain certain information specified in UnionFed's Bylaws, and the Bylaws establish a procedure for curing notices timely made but which do not meet the applicable informational requirements.

        DIRECTOR COMPENSATION

        Directors (including employees of UnionFed) currently receive a monthly retainer of $1,500 plus an additional monthly fee of $100 per committee if they are members of the Executive, Audit, Compensation or CRA and Fair Lending Committee. All directors of UnionFed also serve on the Board of Directors of the Bank, for which they receive no additional compensation.

        Pursuant to UnionFed's 1992 Stock Incentive Plan, as amended, stock-based incentives may be awarded to persons serving on UnionFed's Board of Directors. Only a committee of disinterested directors has full and final authority to select directors to whom awards may be granted, to grant such awards, and to determine the number of shares to be issued or sold pursuant thereto, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the 1992 Stock Incentive Plan with respect to directors. All such committee functions for the 1992 Stock Incentive Plan are performed by the Compensation Committee. During fiscal 1994, no awards were granted to non-employee directors pursuant to the 1992 Stock Incentive Plan.

        UnionFed also maintains a non-qualified retirement plan for directors, which took effect upon its formation as the holding company for the Bank. The plan originally became effective on January 1, 1985 for the benefit of directors of the Bank. The plan provides that a director who has served for 20 years, or has reached age 65 and has served on the Board of UnionFed or the Bank at least five consecutive years, may retire and receive monthly pension payments from UnionFed until the death of such director. The amount paid to a retired director is to be equal to the basic director's fee (excluding fees for committee service or any other compensation) paid to that director as of the last month of service before retirement. No benefit under the plan may be transferred, encumbered or anticipated.


        REPORT OF THE COMPENSATION COMMITTEE ON COMPENSATION MATTERS

        During fiscal 1994, the Compensation Committee of the Board of Directors was responsible for the administration and further development of UnionFed's executive compensation policies and programs and for making recommendations to the Board of Directors with respect to these policies and programs. The Compensation Committee is composed solely of three outside, non-employee directors. The Compensation Committee reviewed the compensation paid to the Chief Executive Officer and to each of the other senior executive officers of UnionFed. Stock option determinations were also made by the Compensation Committee with recommendations from the Executive Committee.


COMPENSATION PHILOSOPHY

        In light of the financial condition of UnionFed in fiscal 1994, the Compensation Committee sought to minimize cash compensation expenses. During fiscal 1994, the Compensation Committee continued UnionFed's executive pay freeze at the request of UnionFed management, which resulted in no increases in 1994 salaries over 1993 levels. However, in connection with the recapitalization, most senior executive officers received bonuses of varying amounts during fiscal 1994. In addition, Mr. Lautmann was paid a bonus based upon a pre-determined formula which considered, among other items, the extent to which the Special Assets Division of the Bank, which Mr. Lautmann supervises, had achieved its asset disposition goals during calendar year 1993. Stock option grants were made during fiscal 1994 to provide incentive to UnionFed senior executive officers to enhance the performance of UnionFed and to undertake the efforts to achieve a successful recapitalization.


CHIEF EXECUTIVE OFFICER COMPENSATION

        Compensation of UnionFed's Chief Executive Officer, David S. Engelman, during fiscal 1994 was principally determined by the provisions of his April 1, 1991 employment agreement, as amended on December 1, 1993. In addition, Mr. Engelman received a bonus of $50,000 in connection with the recapitalization of UnionFed in September 1993. While Mr. Engelman is entitled under his employment agreement to a bonus of at least 30% of his base compensation during each calendar year, the Compensation Committee, with Mr. Engelman's concurrence, elected not to award a bonus in excess of $50,000 for calendar 1993 in light of UnionFed's financial condition, notwithstanding its view that Mr. Engelman had substantially achieved the goals set for him by the Compensation Committee.

        During fiscal 1994, the Committee acknowledged that existing options were exercisable at prices considerably higher than the current value of the Company's stock and therefore did not constitute a proper incentive to employees. In order to provide an appropriate incentive to members of management, the Committee determined to cancel the existing old options and reissue new options at current market value as of September 28, 1993.

CONCLUSION

        The Compensation Committee believes that the compensation programs established for UnionFed and the Bank's senior executives reflect appropriate levels for fiscal 1994.


                              1994 COMPENSATION COMMITTEE

                              Donald L. Criswell
                              Thomas P. Kemp
                              Dale A. Welke

         The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that UnionFed specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The executive compensation disclosure in the following section of this Proxy Statement reflects compensation for the named executives.

SUMMARY COMPENSATION TABLE

        The following table sets forth the compensation paid to UnionFed's Chief Executive Officer and the four other most highly paid executive officers for fiscal years 1994, 1993 and 1992 for services rendered in all capacities to UnionFed and its subsidiaries.

                                                                                            Long-Term
                                                       Annual Compensation                 Compensation
                                                     -------------------------       ----------------------
                                                                                            Awards
                                                                                            ------
                                                                                     Securities Underlying       All Other
Name and Principal Position               Year       Salary ($)      Bonus ($)       Options/SARs (#)(1)     Compensation ($)(2)
- - ---------------------------               ----       ----------      ---------       ---------------------   -------------------
David S. Engelman,                        1994         300,000         50,000               511,000                 42,243
   Chairman of the Board and              1993         300,000              0                     0                 26,757
   Chief Executive Officer                1992         300,000              0                     0                   *

Ralph E. Lautmann,                        1994         151,200         36,708(3)                  0                  5,501
   Senior Vice President, Special         1993         166,002         39,328                     0                  6,674
    Assets Division                       1992          80,004              0                     0                   *

Edward L. Pollard,                        1994         130,000         17,500               125,000                  5,125
   Senior Vice President, Mortgage        1993         130,000              0                     0                  4,952
    Banking Division (4)                  1992         100,500              0                     0                   *

Ronald M. Griffith,                       1994         125,000         22,500               140,000                  5,702
   Senior Vice President, General         1993         125,000              0                     0                  5,020
    Counsel and Corporate Secretary       1992         125,000            361                     0                   *


Stephen J. Austin,                        1994         115,008         17,500               125,000                  4,544
   Senior Vice President, Chief           1993         115,008              0                     0                  4,382
   Financial Officer and Treasurer        1992          93,260              0                     0                   *

- - ----------------
* In accordance with transitional provisions applicable to the revised rules for executive compensation disclosure adopted by the Securities and Exchange Commission, amounts of All Other Compensation are excluded for fiscal year 1992.

(1) Options shown reflect a one-for-ten reverse stock split effective August 18, 1993. On September 28, 1993 (the recapitalization date of UnionFed), all outstanding options were canceled and therefore do not appear in the table for fiscal years 1993 and 1992. On September 28, 1993, the Compensation Committee granted new options to the named executive officers as identified in the Option Grants table found elsewhere in this Proxy Statement. UnionFed does not grant stock appreciation rights.

(2) The amounts disclosed in the "All Other Compensation" column for fiscal 1994 include:

        (a) contributions to UnionFed's Retirement Savings Plan, a 401(k) plan, on behalf of each of Mr. Engelman ($5,695), Mr. Lautmann ($4,951), Mr. Pollard ($4,637), Mr. Griffith ($5,234) and
               Mr. Austin ($4,113);

        (b) premiums paid by UnionFed for term life insurance on behalf of each of Mr. Engelman ($998), Mr. Lautmann ($550), Mr. Pollard ($488), Mr. Griffith ($468) and Mr. Austin ($431);

        (c) $19,800 which represents fees paid to Mr. Engelman for his service on the Boards of Directors of UnionFed and the Bank and on the Executive and CRA and Fair Lending Committee; and

        (d) premiums paid for whole life insurance on a split dollar premium payment arrangement on behalf of Mr. Engelman of $15,750.

(3) Mr. Lautmann was paid a bonus based upon a pre-determined formula which considered, among other items, the extent to which the Special Assets Division of the Bank, which Mr. Lautmann supervises, had achieved its asset disposition goals during calendar year 1993.

(4) Edward L. Pollard resigned as the Senior Vice President, Mortgage Banking Division, on August 4, 1994.


EMPLOYMENT AGREEMENT

     UnionFed and the Bank entered into an employment agreement with David S. Engelman which commenced on April 1, 1991. Such employment agreement was amended on December 1, 1993 and will expire on June 30, 1997 unless terminated earlier. Mr. Engelman's amended employment agreement provided for an annual base salary of $300,000 for fiscal 1994. In addition, the agreement provided that Mr. Engelman would receive a bonus of up to $50,000 for calendar year 1991 as determined by the Board of Directors based upon Mr. Engelman's performance in specified areas. The agreement further provides that bonuses in calendar years after 1991 shall generally range from 30% (the specified minimum) to 50% of Mr. Engelman's base salary, with the amount of such bonus in excess of the specified minimum to be determined by the Compensation Committee. Mr. Engelman received a bonus of $50,000 in connection with the recapitalization of UnionFed in September 1993. As a result of UnionFed's financial condition, the Compensation Committee, with Mr. Engelman's concurrence, elected not to award a bonus in excess of $50,000 for calendar year 1993 notwithstanding its view that Mr. Engelman had substantially achieved the goals set for him by the Compensation Committee. Also as a result of UnionFed's financial condition, the Board of Directors, with Mr. Engelman's concurrence, elected not to award a bonus for calendar years 1991 and 1992 notwithstanding its view that Mr. Engelman had substantially achieved the goals set for him for such years.

     Mr. Engelman's employment agreement also includes customary terms and provisions of employment agreements, such as duties, benefits and termination provisions. Employment under the agreement can be terminated by UnionFed or the Bank at any time, but unless such termination is for cause (defined in the agreement and under existing federal regulations), Mr. Engelman's right to receive the compensation and certain benefits provided thereunder would not be affected by such termination. The agreement also provides that if Mr. Engelman terminates employment for "good reason," such as a reduction in compensation or benefits or other significant adverse change in conditions of employment, such change is treated as a termination of employment by UnionFed or the Bank without cause, as a result of which Mr. Engelman would retain rights to compensation for the balance of his employment term and certain benefits under the agreement.


SUPPLEMENTAL RETIREMENT PLAN

     UnionFed, through the Bank, adopted a 1991 Supplemental Retirement Income Plan (the "1991 Supplemental Plan") to provide certain additional retirement benefits for employees and officers that are from time to time designated by the Board of Directors. Effective as of April 1, 1991, the Bank entered into a Participation Agreement with David S. Engelman designating him as a participant in the 1991 Supplemental Plan. Pursuant to this agreement, after seven years of service to the Bank, Mr. Engelman will be entitled to receive upon his retirement annual payments equal to 70% of the highest annual compensation paid to him during the preceding 60 months, reduced by the amount paid to him, if any, under any pension plan. In the event Mr. Engelman serves the Bank for more than two but less than seven years, his supplemental retirement benefits will be reduced pro rata based upon the amount of time served with the Bank. No payments were made under the 1991 Supplemental Plan in fiscal 1994. The 1991 Supplemental Plan incurred expenses of $402,000 in fiscal 1994. In the event Mr. Engelman's employment is terminated following a change in control of UnionFed, he is entitled under the 1991 Supplemental Plan to be paid a lump sum payment equal to the present value of the monthly annuity payments to which he is entitled upon the termination of his employment.

OPTION/SAR* GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding stock options granted to the named executive officers during the fiscal year ended June 30, 1994.



                                                                                                              Potential
                                                                                                           Realizable Value
                                                                                                              at Assumed
                                                                                                            Annual Rates of
                                                                                                              Stock Price
                                                                                                             Appreciation
                                                                                                            for Option Term
                                                                  Individual Grants                               (2)
                                                    ---------------------------------------------------     ------------------
                                                      % of Total
                                       Options/      Options/SARs
                                         SARs         Granted to       Exercise or
                          Date of      Granted       Employees in      Base Price
        Name               Grant        (#)(1)       Fiscal Year         ($/sh)         Expiration Date     5% ($)     10% ($)
- - --------------------     ---------    ----------    --------------    -------------    -----------------   --------   --------

David S. Engelman         9/28/93       255,000         39.43%           $ 1.75             9/29/03        $280,644   $711,208
                         12/14/93        34,800                            1.875            9/28/03          45,235    107,041
                          4/14/94       221,200                            1.75             9/28/03         232,168    601,656
Ralph E. Lautmann           --            --              --                --                 --             --         --
Edward L. Pollard         9/28/93        64,400          9.65              1.75             9/28/03          70,876    179,614
                          4/14/94        60,600                            1.75             9/28/03          63,605    164,830
Ronald M. Griffith        9/28/93        78,400         10.80              1.75             9/28/03          86,284    218,661
                          4/14/94        61,600                            1.75             9/28/03          64,654    167,550
Stephen J. Austin         9/28/93        64,400          9.65              1.75             9/28/03          70,876    179,614
                          4/14/94        60,600                            1.75             9/28/03          63,605    164,830

- - -----------------
*        UnionFed does not grant stock appreciation rights ("SARs").

(1) These options were granted under UnionFed's 1992 Stock Incentive Plan, as amended. The options vest over a period of 4 years according to the following schedule: 1/4 on September 28, 1995, another 1/4 on September 28, 1996, 1/4 on September 28, 1997 and the final 1/4 on September 28, 1998. These options were granted after the effective date of a one-for-ten reverse stock split on August 18, 1993. Some of the options set forth in this column were granted in connection with the recapitalization of UnionFed on September 28, 1993, when all of the outstanding options at that time were canceled. The 1992 Stock Incentive Plan is administered by the Compensation Committee.

(2) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. These values are calculated on requirements promulgated by the Securities and Exchange Commission and do not reflect UnionFed's estimate of future stock price appreciation. Actual gains, if any, are dependent on the future market price of UnionFed's Common Stock.

AGGREGATED OPTION/SAR* EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

      The following table sets forth the number of shares covered by exercisable and unexercisable options held by UnionFed's executive officers named in the Summary Compensation Table on June 30, 1994. At fiscal year end, none of these options were in-the-money. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. There were no option exercises by such executives during fiscal 1994. UnionFed does not grant stock appreciation rights.


                                        Number of Unexercised
                                             Options/SARs
                                       At Fiscal Year End (#)(1)
                                   ----------------------------------
                 Name                Exercisable      Unexercisable
       ------------------------    ---------------  -----------------
       David S. Engelman                 0               511,000

       Ralph E. Lautmann                 0                     0

       Edward L. Pollard                 0               125,000

       Ronald M. Griffith                0               140,000

       Stephen J. Austin                 0               125,000
       ---------------------

- - ----------------
*   UnionFed does not grant SARs.

(1) A one-for-ten reverse stock split occurred effective August 18, 1993. All options set forth above were issued after the date of such reverse stock split.

OPTION REPRICING

     The following table sets forth information with respect to UnionFed's executive officers, concerning options which have been repriced from June 30, 1984 through and including June 30, 1994. No SARs were repriced by the Company during that period.



                                                                                                                   Length of
                                            Number of                                                              Original
                                            Securities       Market Price of     Exercise Price                    Option Term
                                            Underlying       Stock at Time of    at Time of                        Remaining
                                            Options/SARs     Repricing or        Repricing or       New Exercise   at Date of
Name and                                    Repriced or      Amendment           Amendment (2)      Price          Repricing or
Principal Position            Date (1)      Amended (2)            ($)                 ($)               ($)       Amendment
- - ------------------           ---------      -------------    ----------------    ----------------   ------------   ----------------
David S. Engelman,            9/28/93            15,000            $1.75            $ 10.00           $ 1.75       9 yrs, 105 days
Chairman of the Board,        9/28/93             5,000             1.75              10.00             1.75       8 yrs,  81 days
President and Chief           9/28/93            10,000             1.75              30.00             1.75       7 yrs, 184 days
Executive Officer

Edward L. Pollard, (3)        9/28/93             2,000             1.75              10.00             1.75       4 yrs, 105 days
Senior Vice President         9/28/93             2,500             1.75              10.00             1.75       3 yrs,  82 days
                              9/28/93             2,000             1.75              10.00             1.75       3 yrs, 310 days

Ronald M. Griffith,           9/28/93             2,000             1.75              10.00             1.75       4 yrs, 105 days
Senior Vice President and     9/28/93             2,600             1.75              10.00             1.75       3 yrs,  82 days
General Counsel               9/28/93             2,000             1.75              10.00             1.75       3 yrs, 310 days
                             12/18/91               200             6.25              97.50            10.00              344 days
                             12/18/91               200             6.25             133.75            10.00       2 yrs,   3 days
                             12/18/91               100             6.25             162.50            10.00       3 yrs,   2 days

Stephen J. Austin,            9/28/93             2,000             1.75              10.00             1.75       4 yrs, 105 days
Senior Vice President,        9/28/93             1,000             1.75              10.00             1.75       3 yrs,  82 days
Chief Financial Officer       9/28/93             2,000             1.75              10.00             1.75       3 yrs, 310 days
and Treasurer


Janice R. Hamilton            9/28/93               500             1.75              10.00             1.75       4 yrs, 105 days
Senior Vice President

Dale J. Schiering,            9/28/93             1,500             1.75              10.00             1.75       4 yrs, 105 days
First Vice President          9/28/93               600             1.75              10.00             1.75       3 yrs,  82 days
                              9/28/93             1,600             1.75              10.00             1.75       3 yrs, 310 days
                             12/18/91               200             6.25              97.50            10.00              344 days
                             12/18/91               200             6.25             133.75            10.00        2 yrs,  3 days
                             12/18/91               100             6.25             162.50            10.00        3 yrs,  2 days

Neil Fischer, (3)            12/18/91               500             6.25              97.50            10.00              344 days
Senior Vice President

Jeffrey Speaks, (3)          12/18/91             1,400             6.25              97.50            10.00              344 days
Senior Vice President

Ronald Spinoglio, (3)        12/18/91               500             6.25              97.50            10.00              344 days
Senior Vice President

- - ----------------
(1) Options repriced at September 28, 1993 were cancelled and replaced with new options. Market price of stock at time of repricing and new exercise price shown for the repricings dated December 18, 1991 reflect a one-for-ten reverse stock split effective August 18, 1993. One new option was granted for each five old options cancelled for the repricings dated December 18, 1991.

(2) Number of options and exercise price at time of repricing shown reflect a one-for-ten reverse stock split effective August 18, 1993.

(3) Options have expired concurrently with individual's termination of employment.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1994, the Compensation Committee of the Board of Directors was responsible for continuing the development UnionFed's executive compensation policies and programs and for making recommendations to the Board of Directors with respect to these policies and programs. The following non-employee directors serve on the Compensation Committee of UnionFed's Board of Directors:
Donald L. Criswell (Chair), Thomas P. Kemp and Dale A. Welke.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return of UnionFed's Common Stock with the cumulative total return of the Russell 2000 Index and the Russell S&L Peer Group for the five years ended June 30, 1994. The graph assumes that $100 was invested on June 30, 1989 in UnionFed's Common Stock and each index and that all dividends were reinvested. No cash dividends have been declared on UnionFed's Common Stock since fiscal 1991. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.



                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                     AMONG UNIONFED FINANCIAL CORPORATION
                    RUSSELL 2000 AND RUSSELL S&L PEER GROUP

                       (PERFORMANCE GRAPH APPEARS HERE)


Measurement Period           UnionFed      Russell      Russell S&L
(Fiscal Year Covered)        Financial      2000        Peer Group
- - ---------------------        ---------     -------      -----------
Measurement Pt-06/30/1989    $100.00       $100.00      $100.00
FYE 06/30/1990               $ 51.83       $103.05      $ 86.54
FYE 06/30/1991               $  7.91       $104.32      $ 81.74
FYE 06/30/1992               $  7.25       $119.49      $ 98.94
FYE 06/30/1993               $  1.81       $150.50      $114.62
FYE 06/30/1994               $  0.46       $157.13      $125.48

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Under the securities laws of the United States, the directors and executive officers of UnionFed and persons who own more than ten percent of UnionFed's Common Stock are required to report their initial ownership of UnionFed's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established, and UnionFed is required to disclose in this proxy statement any late filings during fiscal year 1994. To UnionFed's knowledge, based solely on its review of the copies of such reports required to be furnished to UnionFed during the fiscal year ended June 30, 1994, all of these reports were timely filed.

                     CERTAIN TRANSACTIONS AND OTHER MATTERS

     Under the Bank's current employee home loan program, UnionFed makes both adjustable and fixed rate first trust deed loans on owner-occupied residences at prevailing market interest rates to those officers and employees who have been with UnionFed or its subsidiaries for at least one year of continuous full-time employment. Such loans are made in the ordinary course of business on substantially the same terms and collateral as similar loans to unrelated parties. Loan fees charged are reduced and miscellaneous fees are waived for employees and officers other than executive officers. In the judgment of management, such loans do not involve more than the normal risk of collectibility or present other unfavorable features.

     As of June 30, 1994, there were no loans made to current and former directors and executive officers of UnionFed or its subsidiaries under the current or prior home loan programs.

                         STOCKHOLDER PROPOSALS

     Any stockholder wishing to have a proposal considered for inclusion in UnionFed's 1995 proxy solicitation materials must give notice of such proposal in writing to the Corporate Secretary of UnionFed on or before June 24, 1995. The notice must comply with Section 13 of Article II of UnionFed's Bylaws (a copy of which is available upon request to the Corporate Secretary of UnionFed), which section requires that the notice contain a brief description of such proposal, the name and address of the stockholders making or supporting such proposal, the number of UnionFed shares owned by such stockholders, any financial or other interest of such stockholders in such proposal, and certain other information specified in such section. The Board of Directors of UnionFed will review any stockholder proposals which are filed and will determine whether such proposals qualify for inclusion in UnionFed's 1995 proxy solicitation materials.

     Stockholders who do not present proposals for inclusion in the Proxy Statement but who still intend to submit a proposal at the 1995 Annual Meeting must, in accordance with UnionFed's Bylaws, provide timely written notice of the matter to the Corporate Secretary of UnionFed. To be timely, a stockholder's written notice must be delivered to or mailed and received at the principal executive offices of UnionFed not less than 60 days prior to the scheduled date of the 1995 Annual Meeting. Any notice to the Corporate Secretary must comply with the requirements of Section 13 of Article II of UnionFed's Bylaws described above.

                              INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP has served as UnionFed's independent auditors since fiscal 1990 and is anticipated to serve in this capacity for fiscal 1995. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting, at which time he or she will be given an opportunity to make a statement, if desired, and to respond to appropriate stockholder questions.

                                 OTHER MATTERS

     The Board of Directors of UnionFed does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matters come before the Annual Meeting or any adjournments and postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgments.

                                 ANNUAL REPORT

     UnionFed's Annual Report to Stockholders for the fiscal year ended June 30, 1994, including audited financial statements, is being mailed to stockholders along with these proxy materials. In an effort to reduce the expense associated with the preparation of a separate annual report, this year's Annual Report to Stockholders includes, without exhibits, the Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Exhibits to the Annual Report on Form 10-K may be obtained from UnionFed upon payment of UnionFed's reasonable expenses to furnish such exhibits. To obtain any such exhibits, contact Ronald
M. Griffith, Corporate Secretary, UnionFed Financial Corporation, 330 East Lambert Road, Brea, California, 92621.

     YOU ARE URGED TO VOTE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

                                    By Order of the Board of Directors


                                    /s/ RONALD M. GRIFFITH

                                    Ronald M. Griffith
                                    Corporate Secretary
October 21, 1994

             [FRONT SIDE OF PROXY CARD]
- - --------------------------------------------------------------------------------
REVOCABLE PROXY
                         UNIONFED FINANCIAL CORPORATION
  The undersigned hereby appoints David S. Engelman, Dale A. Welke and John R.
Wise, or any of them, each with full power of substitution, as the lawful proxies of the undersigned and hereby authorizes such persons to represent and to vote as designated below all shares of the common stock of UnionFed
Financial Corporation ("UnionFed") to which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of UnionFed to be held on November 16, 1994 and at any adjournments or postponements thereof (the "1994 Annual Meeting").

1. ELECTION OF DIRECTORS
   [_] FOR all nominees listed        [_] WITHHOLD AUTHORITY to
       below (except as indicated         vote for all nominees
       to the contrary below)             listed below

                               Donald L. Criswell
                               William T. Donovan
                                 J. David Kall

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name here:

- - --------------------------------------------------------------------------------
2. To transact such other business as may properly come before the 1994 Annual
   Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NAMED NOMINEES. IMPORTANT--PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY.
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNIONFED.

                           (Continued on other side)
- - --------------------------------------------------------------------------------


             [BACK SIDE OF PROXY CARD]
- - --------------------------------------------------------------------------------

  THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NAMED NOMINEES.

  The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 1994 Annual Meeting.

  When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

  Whether or not you plan to attend the 1994 Annual Meeting, you are urged to execute, date and return this proxy, which may be revoked at any time prior to its use.

                                              Dated: ____________________, 1994

                                              _________________________________
                                                 (Signature of Stockholder)

                                              _________________________________
                                                  (Signature of Additional
                                                       Stockholder(s))
                                              Please sign your name exactly as
                                              it appears herein, date and
                                              return this proxy in the reply
                                              envelope provided. If you
                                              receive more than one proxy
                                              card, please sign, date and
                                              return all cards received.
- - --------------------------------------------------------------------------------